EXHIBIT 32.1

Certification

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Union Street Acquisition Corp., (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the fiscal year ended December 31, 2007 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 14, 2008	/s/ A. Clayton Perfall
A. Clayton Perfall
Chief Executive Officer

Dated: March 14, 2008	/s/ Brian H. Burke
Brian H. Burke
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.